MEDIA CONTACT:	ANALYSTS CONTACT:
Melissa McHenry	Bette Jo Rozsa
Director, External Communications	Managing Director, Investor Relations
614/716-1120	614/716-2840

FOR IMMEDIATE RELEASE

AEP REPORTS THIRD-QUARTER 2016 EARNINGS

•	Third-quarter 2016 GAAP loss of $1.56 per share, primarily driven by impairment of competitive generation assets

•	Third-quarter 2016 operating earnings of $1.30 per share

•	2016 operating earnings guidance increased and narrowed

•	Investments in regulated businesses support continued earnings growth

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Third Quarter ended September 30			Year-to-date ended September 30
	2016	2015	Variance	2016	2015	Variance
Revenue ($ in billions):	4.7	4.4	0.3	12.6	12.8	(0.2)
Earnings (Loss) ($ in millions):
GAAP	(765.8)	518.3	(1,284.1)	237.5	1,577.5	(1,340.0)
Operating	639.7	521.2	118.5	1,606.6	1,575.0	31.6
EPS ($):
GAAP	(1.56)	1.06	(2.62)	0.48	3.22	(2.74)
Operating	1.30	1.06	0.24	3.27	3.21	0.06
EPS based on 492mm shares 3Q 2016, 491mm shares 3Q 2015, 491mm shares YTD 2016 and 490mm shares YTD 2015.

COLUMBUS, Ohio, Nov. 1, 2016 - American Electric Power (NYSE: AEP) today reported a third-quarter 2016 loss, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $766 million or $1.56 per share, compared with GAAP earnings of $518 million or $1.06 per share in third-quarter 2015. Operating earnings for third-quarter 2016 were $640 million or $1.30 per share, compared with operating earnings of $521 million or $1.06 per share in third-quarter 2015. Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items.
The difference between third-quarter 2016 GAAP earnings and operating earnings was largely due to the impairment of certain merchant generation assets.

The $2.3 billion impairment largely relates to AEP’s ownership share of 2,684 megawatts of competitive generation in Ohio, including the Cardinal, Conesville, Stuart and Zimmer plants. It also includes the competitive portion of the Oklaunion Plant in Texas, Desert Sky and Trent Mesa wind farms and some coal-related properties.
A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“Our strategic focus on our regulated operations continues to support strong operating earnings performance. All of our regulated segments grew during the quarter, but we experienced declines in our competitive operations year-over-year. Our AEP Transmission Holding Co. business contributed 14 cents per share to earnings for the quarter, five cents higher than the same period last year. We also benefited from favorable weather with one of the warmest summers in AEP’s service area in 35 years,” said Nicholas K. Akins, chairman, president and chief executive officer.
“Residential and commercial sales in the third quarter were in line with our expectations, but the weak global economy, low energy prices and a strong dollar are still generating economic headwinds. The growth in residential and commercial sales that we’ve seen this year is being offset by declining industrial load in many states that we serve,” Akins said.
“We took steps in the third quarter to significantly reduce the risk and earnings volatility associated with our competitive businesses, which includes power plants that for many years benefited our Ohio customers. We announced the sale of four of our competitive power plants and took a pre-tax impairment charge to write-down our remaining competitive generation assets to their estimated fair value. We will continue the strategic review of those plants and work on restructuring in Ohio to properly value future generation investments for the benefit of our customers,” Akins said.
“Based on our solid operating earnings results for the quarter and the year and our success in managing costs, we are increasing and narrowing our operating earnings guidance for 2016 to $3.75 to $3.85 per share,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	3Q 16	3Q 15	Variance	YTD 16	YTD 15	Variance
Vertically Integrated Utilities (a)	342.3	273.5	68.8	829.3	779.7	49.6
Transmission & Distribution Utilities (b)	155.5	113.0	42.5	388.1	287.8	100.3
AEP Transmission Holdco (c)	69.0	45.6	23.4	207.5	146.6	60.9
Generation & Marketing (d)	(1,369.2)	91.6	(1,460.8)	(1,248.8)	360.3	(1,609.1)
Corporate and Other (e)	36.6	(5.4)	42.0	61.4	3.1	58.3
Total GAAP Earnings (Loss)	(765.8)	518.3	(1,284.1)	237.5	1,577.5	(1,340.0)

Operating Earnings	3Q 16	3Q 15	Variance	YTD 16	YTD 15	Variance
Vertically Integrated Utilities (a)	349.1	273.5	75.6	836.1	779.7	56.4
Transmission & Distribution Utilities (b)	155.5	113.0	42.5	388.1	287.8	100.3
AEP Transmission Holdco (c)	69.0	45.6	23.4	207.5	146.6	60.9
Generation & Marketing (d)	81.0	94.5	(13.5)	197.7	357.8	(160.1)
Corporate and Other (e)	(14.9)	(5.4)	(9.5)	(22.8)	3.1	(25.9)
Total Operating Earnings	639.7	521.2	118.5	1,606.6	1,575.0	31.6
A full reconciliation of GAAP earnings to operating earnings is included in tables at the end of this news release.

a.	Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Company of Oklahoma, Southwestern Electric Power and Wheeling Power.

b.	Includes Ohio Power, AEP Texas Central and AEP Texas North.

c.	Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures.

d.	Includes AEP OnSite Partners, AEP Renewables, nonregulated generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO.

e.	Includes commercial barging operations in prior periods.

EARNING GUIDANCE
AEP increased and narrowed its 2016 operating earnings guidance range to $3.75 to $3.85 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.
Reflecting special items recorded through the third quarter, the estimated earnings per share on a GAAP basis would be $0.96 to $1.06 per share. See the table below for a full reconciliation of 2016 earnings guidance.

2016 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$0.96	to	$1.06

Impairment of certain merchant generation assets		2.98
Disposition of commercial barge operations		0.01
Capital loss valuation adjustment		(0.09)
Federal tax audit settlement		(0.11)

Operating EPS Guidance	$3.75	to	$3.85

WEBCAST
American Electric Power’s quarterly discussion with financial analysts and investors will be broadcast live over the Internet at 8 a.m. EDT today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
American Electric Power is one of the largest electric utilities in the United States, delivering electricity and custom energy solutions to nearly 5.4 million customers in 11 states. AEP owns the nation’s largest electricity transmission system, a more than 40,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP also operates 224,000 miles of distribution lines. AEP ranks among the nation’s largest generators of electricity, owning approximately 31,000 megawatts of generating capacity in the U.S. AEP also supplies 3,200 megawatts of renewable energy to customers. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget and to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth or contraction within and changes in market demand and demographic patterns in AEP’s service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of competition, including competition for retail customers; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity and gas; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas and capacity auction returns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; the market for generation in Ohio and PJM and the ability to recover investments in Ohio generation assets; AEP’s ability to successfully and profitably manage competitive generation assets, including the evaluation and execution of strategic alternatives for these assets as some of the alternatives could result in a loss; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the Third Quarter of 2016
Reconciliation of GAAP to Operating Earnings

		2016
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		342.3	155.5	69.0	(1,369.2)	36.6	(765.8)	$(1.56)

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	2.1	—	2.1	$—
Disposition of Commercial Barge Operations	(b)	—	—	—	—	(17.7)	(17.7)	(0.03)
Capital Loss Valuation Adjustment	(b)	—	—	—	(10.1)	(33.8)	(43.9)	(0.09)
Impairment of Certain Merchant Generation Assets	(c)	6.8	—	—	1,458.2	—	1,465.0	2.98

Total Special Items		6.8	—	—	1,450.2	(51.5)	1,405.5	$2.86

Operating Earnings (Loss)		349.1	155.5	69.0	81.0	(14.9)	639.7	$1.30

Financial Results for the Third Quarter of 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		273.5	113.0	45.6	91.6	(5.4)	518.3	$1.06

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	2.9	—	2.9	—

Total Special Items		—	—	—	2.9	—	2.9	$—

Operating Earnings (Loss)		273.5	113.0	45.6	94.5	(5.4)	521.2	$1.06

(a) Reflected in Revenues and Income Tax Expense
(b) Reflected in Income Tax Expense
(c) Reflected in Asset Impairments and Other Related Charges and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended September 30
ENERGY & DELIVERY SUMMARY	2016	2015	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	9,575	9,019	6.2%
Commercial	7,137	7,008	1.8%
Industrial	8,655	8,882	(2.6)%
Miscellaneous	634	616	2.9%
Total Retail	26,001	25,525	1.9%

Wholesale Electric (in millions of kWh): (a)	6,765	6,577	2.9%

Total KWHs	32,766	32,102	2.1%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	8,325	7,590	9.7%
Commercial	7,287	7,033	3.6%
Industrial	5,518	5,665	(2.6)%
Miscellaneous	187	194	(3.6)%
Total Retail (b)	21,317	20,482	4.1%

Wholesale Electric (in millions of kWh): (a)	654	497	31.6%

Total KWHs	21,971	20,979	4.7%

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.
(b) Represents energy delivered to distribution customers.

American Electric Power

Financial Results for Year-to-Date 2016
Reconciliation of GAAP to Operating Earnings

		2016
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		829.3	388.1	207.5	(1,248.8)	61.4	237.5	$0.48

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(1.6)	—	(1.6)	$—
Disposition of Commercial Barge Operations	(b)	—	—	—	—	5.2	5.2	0.01
Federal Tax Audit Settlement	(c)	—	—	—	—	(55.6)	(55.6)	(0.11)
Capital Loss Valuation Adjustment	(c)	—	—	—	(10.1)	(33.8)	(43.9)	(0.09)
Impairment of Certain Merchant Generation Assets	(d)	6.8	—	—	1,458.2	—	1,465.0	2.98

Total Special Items		6.8	—	—	1,446.5	(84.2)	1,369.1	$2.79

Operating Earnings (Loss)		836.1	388.1	207.5	197.7	(22.8)	1,606.6	$3.27

Financial Results for Year-to-Date 2015
Reconciliation of GAAP to Operating Earnings

		2015
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		779.7	287.8	146.6	360.3	3.1	1,577.5	$3.22

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(2.5)	—	(2.5)	(0.01)

Total Special Items		—	—	—	(2.5)	—	(2.5)	$(0.01)

Operating Earnings (Loss)		779.7	287.8	146.6	357.8	3.1	1,575.0	$3.21

(a) Reflected in Revenues and Income Tax Expense
(b) Reflected in Discontinued Operations, Equity Earnings and Income Tax Expense
(c) Reflected in Income Tax Expense
(d) Reflected in Asset Impairments and Other Related Charges and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Nine Months Ended September 30
ENERGY & DELIVERY SUMMARY	2016	2015	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	25,373	26,070	(2.7)%
Commercial	19,207	19,315	(0.6)%
Industrial	25,576	26,178	(2.3)%
Miscellaneous	1,740	1,739	0.1%
Total Retail	71,896	73,302	(1.9)%

Wholesale Electric (in millions of kWh): (a)	17,253	20,748	(16.8)%

Total KWHs	89,149	94,050	(5.2)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	20,575	20,486	0.4%
Commercial	19,676	19,320	1.8%
Industrial	16,522	16,754	(1.4)%
Miscellaneous	528	532	(0.8)%
Total Retail (b)	57,301	57,092	0.4%

Wholesale Electric (in millions of kWh): (a)	1,389	1,460	(4.9)%

Total KWHs	58,690	58,552	0.2%

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.
(b) Represents energy delivered to distribution customers.